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                                                                  Exhibit 23.4

               [Cummings, Oberkfell & Ristau, P.C. letterhead]


             Consent of Independent Certified Public Accountants


Southside Bancshares Corp.
Employee Stock Ownership Plan
  with 401(k) Provisions
St. Louis, Missouri:


We hereby consent to the incorporation by reference in Amendment No. 1 on Form S-8 to Allegiant Bancorp, Inc.'s Registration Statement on Form S-4 (File Number 333-63212) of our report dated June 13, 2001, relating to the financial statements of Southside Bancshares Corp. Employee Stock Ownership Plan with 401(k) Provisions appearing in the Plan's Annual Report on Form 11-K for the years ended December 31, 2000 and 1999.

/s/ Cummings, Oberkfell & Ristau, P.C.


St. Louis, Missouri
November 7, 2001